Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PrivateBancorp, Inc.:

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 333-132509) pertaining to the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan
•	Registration Statement (Form S-8 333-124427) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan
•	Registration Statement (Form S-8 333-104807) pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan and the PrivateBancorp, Inc. Deferred Compensation Plan
•
Registration Statement (Form S-8 333-43830) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Inventive Plan and the PrivateBancorp, Inc. Savings and Retirement Plan (formerly known as The PrivateBank and Trust Company Savings and Retirement Plan)

•	Registration Statement (Form S-8 333-82289) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan

of our report dated March 2, 2006, except Note 11, as to which the date is September 18, 2006, with respect to the consolidated financial statements of PrivateBancorp, Inc. included in this Form 8-K.

/s/ Ernst & Young LLP
Chicago, Illinois
September 18, 2006